Exhibit 4.6


                             FUNDS ESCROW AGREEMENT

      This Agreement (this "Agreement") is dated as of the 30th day of June 2006 among GREENMAN TECHNOLOGIES, INC, a Delaware corporation (the "Company"), Laurus Master Fund, Ltd. (the "Purchaser"), and Loeb & Loeb LLP (the "Escrow Agent"):

                              W I T N E S S E T H:

      WHEREAS, the Purchaser has advised the Escrow Agent that (a) the Company and the Purchaser have entered into an Amended and Restated Security and Purchase Agreement (the "Security Agreement") for the sale by the Company to the Purchaser of a secured non-convertible term note (the "Secured Non-Convertible Note") and a secured non-convertible revolving note (the "Secured Non-Convertible Revolving Note"), (b) the Company has issued to the Purchaser a common stock purchase warrant (the "Warrant") in connection with the issuance of the Secured Non-Convertible Note and the Secured Non-Convertible Revolving Note, and (c) the Company and the Purchaser have entered into a Registration Rights Agreement covering the registration of the Company's common stock underlying the Warrant (the "Registration Rights Agreement");

      WHEREAS, the Company and the Purchaser wish to deliver to the Escrow Agent copies of the Documents (as hereafter defined) and, following the satisfaction of all closing conditions relating to the Documents, the Purchaser to deliver the Escrowed Payment (as hereafter defined), in each case, to be held and released by Escrow Agent in accordance with the terms and conditions of this Agreement; and

      WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

      NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

      1.1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

            (a) "Agreement" means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the parties hereto.

            (b) "Disbursement Letter" means that certain letter delivered to the Escrow Agent by the Company, acceptable in form and substance to the Purchaser, setting forth wire instructions and amounts to be funded at the Closing.

            (c) "Documents" means copies of the Disbursement Letter, the Security Agreement, the Secured Non-Convertible Note, the Secured Non-Convertible Revolving Note, the Warrant and the Registration Rights Agreement.

            (d) "Escrowed Payment" means $11,000,000.

            (e) "Servicing Payment" means the servicing payment to be paid to Laurus Capital Management, LLC, the fund manager, as set forth on Schedule A hereto.

      1.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the arrangement with the Escrow Agent and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written with respect to the arrangement with the Escrow Agent. There are no warranties, representations and other agreements made by the parties in connection with the arrangement with the Escrow Agent except as specifically set forth in this Agreement.

      1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

      1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

      1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      1.6. Law Governing this Agreement; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby ("Proceedings"), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of New York, State of New York and the United States District court located in the county of New York in the State of New York. Each party hereto hereby irrevocably and unconditionally
(a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. As between the Company and the Purchaser, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

      1.7. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

                                   ARTICLE II

                APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

      2.1. Appointment. The Company and the Purchaser hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

      2.2. Copies of Documents to Escrow Agent. On or about the date hereof, the Purchaser and the Company shall deliver to the Escrow Agent copies of the Documents executed by such parties.

      2.3. Delivery of Escrowed Payment to Escrow Agent. Following the satisfaction of all closing conditions relating to the Documents (other than the funding of the Escrowed Payment), the Purchaser shall deliver to the Escrow Agent the Escrowed Payment. At such time, the Escrow Agent shall hold the Escrowed Payment as agent for the Company, subject to the terms and conditions of this Agreement.

      2.4. Intention to Create Escrow Over the Escrowed Payment. The Purchaser and the Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

                                  ARTICLE III

                                RELEASE OF ESCROW

      3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment from escrow as follows:

            (a) Upon receipt by the Escrow Agent of (i) oral instructions from David Grin and/or Eugene Grin (each of whom is a director of the Purchaser) consenting to the release of the Escrowed Payment from escrow in accordance with the Disbursement Letter following the Escrow Agent's receipt of the Escrowed Payment, (ii) the Disbursement Letter, and (iii) the Escrowed Payment, the Escrowed Payment shall promptly be disbursed in accordance with the Disbursement Letter. The Disbursement Letter shall include, without limitation, Escrow Agent's authorization to retain from the Escrowed Payment Escrow Agent's fee for acting as Escrow Agent hereunder and the Closing Payment for delivery to Laurus Capital Management, LLC in accordance with the Disbursement Letter.

            (b) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order") relating to the Escrowed Payment, the Escrow Agent shall remit the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order is a court of competent jurisdiction and that the Court Order is final and non-appealable.

      3.2. Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Escrowed Payment are to be released from escrow are as set forth in Sections 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by written agreement between the Company and Purchaser.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

      4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

            (a) The Purchaser and the Company acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether the Purchaser, the Company or any other party is entitled to receipt of any Document or all or any portion of the Escrowed Payment; (ii) shall not be called upon to construe or review any Document or any other document, instrument or agreement entered into in connection therewith; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any person, firm or company executing or delivering or purporting to execute or deliver this Agreement or any Document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (viii) may consult counsel satisfactory to Escrow Agent (including, without limitation, Loeb & Loeb, LLP or such other counsel of Escrow Agent's choosing), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

            (b) The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and the Company hereby, jointly and severally, indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives from and against any and all actions taken or omitted to be taken by Escrow Agent or any of them hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever out the transactions contemplated by this Agreement and/or any transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to the Purchaser and the Company under this Agreement and to no other person.

            (c) The Purchaser and the Company shall jointly and severally reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees (which counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent's choosing) incurred in connection with the performance of its duties and responsibilities hereunder, which shall not (subject to Section 4.1(b)) exceed $3,000.

            (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) business days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a joint instruction authorizing delivery of the Documents and the Escrowed Payment to a substitute Escrow Agent selected by the Purchaser and the Company. If no successor Escrow Agent is named by the Purchaser and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and deposit the Documents and the Escrowed Payment with the clerk of any such court, and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

            (e) The Escrow Agent does not have and will not have any interest in the Documents and the Escrowed Payment, but is serving only as escrow agent, having only possession thereof.

            (f) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be Loeb & Loeb, LLP or such other counsel of the Escrow Agent's choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

            (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

            (h) The Escrow Agent shall be permitted to act as counsel for the Purchaser or the Company, as the case may be, in any dispute as to the disposition of the Documents and the Escrowed Payment, in any other dispute between the Purchaser and the Company, whether or not the Escrow Agent is then holding the Documents and/or the Escrowed Payment and continues to act as the Escrow Agent hereunder.

            (i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

      4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

            (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Documents and/or the Escrowed Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Documents and the Escrowed Payment pending receipt of a joint instruction from the Purchaser and the Company, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Documents and the Escrowed Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Documents and the Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel which such counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent's choosing.

            (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and the Company or to any other person, firm, company or entity by reason of such compliance.

                                   ARTICLE V

                                 GENERAL MATTERS

      5.1. Termination. This escrow shall terminate upon disbursement of the Escrowed Payment in accordance with the terms of this Agreement or earlier upon the agreement in writing of the Purchaser and the Company or resignation of the Escrow Agent in accordance with the terms hereof.

      5.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

            If to the Company, to:  c/o GreenMan Technologies of Minnesota, Inc.
                                    12498 Wyoming Avenue South
                                    Savage, MN 55378

                                    Attention: Lyle Jenson, President, GreenMan
                                    Technologies, Inc.
                                    Telephone: 952-894-5280
                                    Facsimile: 952-894-5061

With a copy to: Morse, Barnes-Brown& Pendleton
                Reservoir Place, 1601 Trapelo Road
                Waltham, MA 02451
Attention:      Carl Barnes, Esq.
Telephone:
                -----------------------------
Facsimile:
                -----------------------------

      (a)    If to the Purchaser, to:        Laurus Master Fund, Ltd.
                                             M&C Corporate Services Limited,
                                             P.O. Box 309 GT, Ugland House
                                             South Church Street, George Town
                                             Grand Cayman, Cayman Islands
                                             Fax:        345-949-8080
                                             Attention:  John Tucker, Esq.

      (b)    If to the Escrow Agent, to:     Loeb & Loeb LLP
                                             345 Park Avenue
                                             New York, New York 10154
                                             Fax:        (212) 407-4990
                                             Attention:  Scott J. Giordano, Esq.

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

      5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

      5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

      5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement may be executed by facsimile transmission.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             COMPANY:

                             GREENMAN TECHNOLOGIES, INC.

                             By:_______________________________________________
                                 Name:
                                 Title:

                             PURCHASER:

                             LAURUS MASTER FUND, LTD.

                             By:_______________________________________________
                                 Name:
                                 Title:

                             ESCROW AGENT:

                             LOEB & LOEB LLP

                             By:_______________________________________________
                                 Name:
                                 Title:

                      SCHEDULE A TO FUNDS ESCROW AGREEMENT

----------------------------------------------------------------------------------------------
PURCHASER                                         PRINCIPAL NOTE AMOUNT
----------------------------------------------------------------------------------------------
LAURUS MASTER FUND, LTD.,                         Secured Non-Convertible Note in an
M&C Corporate Services Limited,                   aggregate principal amount of $11,000,000;
P.O. Box 309 GT,                                  and Secured Non-Convertible Revolving Note
Ugland House, South Church Street,                in an aggregate principal amount of
George Town, Grand Cayman, Cayman Islands         $5,000,000
Fax: 345-949-8080
----------------------------------------------------------------------------------------------
TOTAL                                             $16,000,000
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
FUND MANAGER                                      SERVICING PAYMENT
----------------------------------------------------------------------------------------------
LAURUS CAPITAL MANAGEMENT, L.L.C.                 Servicing payment payable in connection
825 Third Avenue, 14th Floor                      with investment by Laurus Master Fund,
New York, New York 10022                          Ltd. for which Laurus Capital Management,
Fax: 212-541-4434                                 LLC is the Manager.
----------------------------------------------------------------------------------------------
TOTAL                                             $20,000
----------------------------------------------------------------------------------------------

WARRANTS

----------------------------------------------------------------------------------------------
WARRANT RECIPIENT                                 WARRANTS IN CONNECTION WITH OFFERING
----------------------------------------------------------------------------------------------
LAURUS MASTER FUND, LTD.                          Warrant  exercisable into 3,586,429 shares
M&C Corporate Services Limited,                   of common stock of the Company issuable in
P.O. Box 309 GT,                                  connection with the Secured
Ugland House, South Church Street,                Non-Convertible Note and the Secured
George Town, Grand Cayman, Cayman Islands         Non-Convertible Revolving Note.
Fax: 345-949-8080
----------------------------------------------------------------------------------------------
TOTAL                                             Warrants exercisable into 3,586,429 shares
                                                  of common stock of the Company
----------------------------------------------------------------------------------------------